Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President & Chief Operating Officer
4295 San Felipe	713.693.9300
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FIRST QUARTER EARNINGS UP 21.9%

•	Earnings Per Share Increases 7.0% to $0.46 (Diluted)

•	Record High Quarterly Earnings

•	SNB Bancshares, Inc. Acquisition Completed

•	Non-Interest Income up 17.4%

HOUSTON, April 21, 2006. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended March 31, 2006. Net income for the quarter was $12.864 million or $0.46 per diluted common share, an increase in net income of $2.310 million or 21.9%, compared with $10.554 million or $0.43 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of SNB Bancshares Inc. (SNBT) and its subsidiary Southern National Bank of Texas on April 1, 2006. Prosperity also completed its acquisition of Grapeland Bancshares, Inc. and its subsidiary First State Bank of Grapeland on December 1, 2005 and its acquisition of First Capital Bankers, Inc. and its subsidiary FirstCapital Bank, ssb on March 1, 2005. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am proud to report another quarter of record earnings as we continue to build shareholder value,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “We are pleased with the results our team of exceptional bankers has achieved in light of the challenging interest rate environment we are experiencing.”

“We believe that customers appreciate dealing with decision makers in a community banking environment, which has helped us improve our deposit mix and grow our loans. In addition, we have expanded our menu of products and service to further serve our customers,” concluded Zalman.

“We completed our merger with SNB Bancshares on April 1st and we are on schedule to convert all SNB computer systems into our in-house core data systems on May 1st. This is the first step toward integrating SNB’s six banking centers into our bank,” remarked Dan Rollins, President and Chief Operating Officer. “We are very pleased with the progress we are making and are on schedule with our plans. Within the next few weeks, we will complete the re-branding of these full service banking centers.”

“Our solid performance continues to confirm our success in building a strong, true Texas bank. We believe that Texans are hungry for reliable personal service and full service locations staffed with Real Bankers®. Our team of qualified and enthusiastic bankers is an essential component to our strategy,” concluded Rollins.

Results of operations for the three months ended March 31, 2006

For the three months ended March 31, 2006, net income was $12.864 million compared with $10.554 million for the same period in 2005. Net income per diluted common share was $0.46 for the three months ended March 31, 2006 compared with $0.43 for the same period in 2005. Returns on average assets, average common shareholders’ equity and average tangible shareholders’ equity for the three months ended March 31, 2006 were 1.43%, 10.92% and 27.50%, respectively. Prosperity’s efficiency ratio was 46.80% for the three months ended March 31, 2006.

Net interest income for the quarter ended March 31, 2006 increased 19.3%, to $29.190 million compared with $24.477 million during the same period in 2005. The increase was attributable primarily to an 19.0% increase in average earning assets.

Non-interest income increased 17.4% to $7.667 million for the three months ended March 31, 2006 compared with $6.533 million for the same period in 2005. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired since March 2005. Linked quarter non-interest income increased $152,000 or 2.0%.

Non-interest expenses increased $1.415 million or 8.9% to $17.249 million for the first quarter of 2006 compared with $15.834 million the first quarter of 2005. The increase in non-interest expenses was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the two acquisitions completed in 2005.

Loans at March 31, 2006 were $1.561 billion, an increase of $61.3 million, or 4.1%, compared with $1.500 billion at March 31, 2005. As reflected in the table below, linked quarter loan growth for the first quarter of 2006 was impacted by the loans acquired as a part of the Grapeland merger. Excluding the loans acquired as a part of the Grapeland merger, linked quarter loan growth was 5.7% on an annualized basis.

Balance Sheet Data (at period end) (In Thousands)	Mar 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)
Loans:
Acquired with First State Grapeland	$42,772	$44,656
All other	1,518,695	1,497,469

Total Loans	$1,561,467	$1,542,125

Deposits:
Assumed with First State Grapeland	$48,294	$47,332
All other	2,867,048	2,872,986

Total Deposits	$2,915,342	$2,920,318

Deposits at March 31, 2006 were $2.915 billion, an increase of $21.7 million or 0.7%, compared with $2.894 billion at March 31, 2005. As reflected in the table above, linked quarter deposit growth for the first quarter of 2006 was impacted by the deposits assumed as a part of the Grapeland merger. Excluding deposits assumed as a part of the Grapeland merger, deposits decreased linked quarter by 0.2%.

Average loans increased 29.4% or $352.1 million to $1.551 billion for the quarter ended March 31, 2006 compared with $1.199 billion for the same period of 2005. The provision for credit losses was $120,000 for the three months ended March 31, 2006 and 2005.

Non-performing assets totaled $1.267 million or 0.04% of average earning assets at March 31, 2006 compared with $3.447 million or 0.13% of average earning assets at March 31, 2005. At March 31, 2006, the allowance for credit losses was 1.11% of total loans, compared with 1.13% at March 31, 2005. Out of the total non-performing assets, 66.0% were held by banks that have been acquired within the past two years.

At March 31, 2006, Prosperity had $3.572 billion in total assets, $1.561 billion in loans, $2.915 billion in deposits, and approximately 204,000 deposit and loan accounts. Assets, loans and deposits at March 31, 2006 grew by 2.6%, 4.1% and 0.7%, respectively, compared with their levels at March 31, 2005.

Conference Call

Prosperity’s management team will host a conference call on Friday, April 21, 2006 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss their earnings results, the recently completed merger with SNB Bancshares, Inc., business trends and their outlook for 2006. Individuals and investment professionals may participate in the call by dialing 1-800-362-0571.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Acquisition of FirstCapital Bank

On March 1, 2005, Prosperity completed the acquisition of First Capital Bankers, Inc. and its Corpus Christi, Texas-based subsidiary bank, FirstCapital Bank, ssb. FirstCapital operated thirty-one (31) offices from Kingsville, south of Corpus Christi, northward to Houston. Four (4) offices were closed and consolidated with nearby Prosperity banking centers during March 2005.

Acquisition of First State Bank of Grapeland

On December 1, 2005, Prosperity completed the acquisition of Grapeland Bancshares, Inc. and its Grapeland, Texas-based subsidiary bank, First State Bank of Grapeland. First State Bank of Grapeland operated two (2) offices in Grapeland and Crockett, Texas that now operate as full service banking centers of Prosperity Bank.

Acquisition of Southern National Bank of Texas

On April 1, 2006, Prosperity completed the acquisition of SNB Bancshares, Inc. and its subsidiary, Southern National Bank of Texas, in a stock and cash transaction. Southern National Bank operated five (5) full service offices in the Houston Metropolitan Area, all of which became full service banking centers of Prosperity Bank. Further, Southern National Bank had an additional full service banking center under construction and scheduled to open in June 2006.

At March 31, 2006, SNBT had $876.4 million in total assets, $598.7 million in loans and $743.9 million in deposits. Selected period end financial data from SNBT is included in this press release on page 19.

Prosperity Bancshares, Inc.®

Prosperity Bancshares®, a $4.5 billion Houston, Texas—based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2005 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-nine (89) full service banking locations, thirty-eight (38) in the Houston CMSA; sixteen (16) in the Corpus Christi area; eleven (11) in the Dallas area; five (5) in the Austin area; two (2) in East Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Prosperity Bank® operates the following full service banking centers:

Austin Area - Allandale Congress Lakeway Oak Hill Research Blvd Dallas Area - Abrams Centre Camp Wisdom Kiest Preston Road Turtle Creek Westmoreland Blooming Grove Cedar Hill Corsicana Ennis Red Oak

Corpus Christi Area -

Airline

Alameda

Carmel

Everhart

Northwest

Saratoga

Water Street

Woodlawn

Alice

Aransas Pass

Kingsville

Mathis

Port Aransas

Portland

Rockport

Sinton

East Texas Area -

Crockett

Grapeland

Houston Area -

Aldine

Bellaire

CityWest

Copperfield

Cypress

Downtown

Fairfield

Gladebrook

Heights

Highway 6

Holcombe

Katy

Medical Center

Memorial

Midtown

Pecan Grove

Post Oak

River Oaks

SW Medical Center

Sugar Land

Tanglewood

Waugh Drive

Westheimer

Woodcreek

Uptown

Angleton

Clear Lake

Cleveland

Dayton

Galveston

Hitchcock

Liberty

Magnolia

Mont Belvieu

Needville

Sweeny

West Columbia

Winnie

South Texas Area - Bay City Beeville Cuero East Bernard Edna El Campo Goliad Gonzales Hallettsville Palacios Port Lavaca Seguin Victoria Victoria - North Wharton Yoakum Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully identify acquisition targets and close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of Prosperity Bancshares’s® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2006	Mar 31, 2005	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$45,684	$34,033	$44,277	$30,308
Total interest expense	16,494	9,556	15,256	8,106

Net interest income	29,190	24,477	29,021	22,202
Provision for credit losses	120	120	120	220

Net interest income after provision for credit losses	29,070	24,357	28,901	21,982
Total non-interest income	7,667	6,533	7,515	6,233
Total non-interest expense	17,249	15,834	17,241	13,987

Net earnings before taxes	19,488	15,056	19,175	14,228
Federal income taxes	6,624	4,502	6,548	4,892

Net income	$12,864	$10,554	$12,627	$9,336

Basic earnings per share	$0.46	$0.44	$0.46	$0.42

Diluted earnings per share	$0.46	$0.43	$0.45	$0.41

Period end shares outstanding	27,869	27,476	27,821	22,381
Weighted average shares outstanding (basic)	27,850	24,080	27,646	22,380
Weighted average shares outstanding (diluted)	28,146	24,357	27,988	22,660

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2006	Mar 31, 2005	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$1,551,397	$1,199,290	$1,507,087	$1,013,088
Investment securities	1,572,259	1,365,239	1,535,898	1,325,703
Fed funds sold and other earning assets	18,020	75,236	45,483	99,164

Total earning assets	3,141,676	2,639,765	3,088,468	2,437,955
Allowance for credit losses	(17,247)	(14,419)	(17,003)	(12,961)
Cash and due from banks	86,147	65,603	81,497	58,245
Goodwill	262,269	190,071	249,396	151,523
Core Deposit Intangibles (CDI)	21,731	11,383	21,584	12,392
Other real estate	186	389	768	294
Fixed assets, net	48,838	43,175	48,649	36,191
Other assets	49,059	40,807	56,109	21,645

Total assets	$3,592,659	$2,976,774	$3,529,468	$2,705,284

Non-interest bearing deposits	$670,547	$531,069	$666,051	$529,633
Interest bearing deposits	2,258,280	1,991,458	2,236,601	1,795,257

Total deposits	2,928,827	2,522,527	2,902,652	2,324,890
Federal funds purchased and interest bearing liabilities	53,639	23,590	45,714	13,236
Securities sold under repurchase agreement	42,741	24,595	37,358	23,397
Junior subordinated debentures	72,682	56,874	75,775	57,741
Other liabilities	23,690	21,252	14,444	13,119
Shareholders’ equity (A)	471,080	327,936	453,525	272,901

Total liabilities and equity	$3,592,659	$2,976,774	$3,529,468	$2,705,284

(A)	Includes ($4,140), ($3,650), ($4,570) and ( $2,537) in after tax unrealized (losses) on available for sale securities for the three month periods ending March 31, 2006, March 31, 2005, December 31, 2005 and December 31, 2004, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2006	Mar 31, 2005	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$28,482	$19,670	$27,580	$16,557
Interest on securities	16,996	13,921	16,236	13,260
Interest on federal funds sold and other earning assets	206	442	461	491

Total interest income	45,684	34,033	44,277	30,308
Interest expense - deposits	14,093	8,271	13,018	6,803
Interest expense - debentures	1,397	889	1,396	1,035
Interest expense - other	1,004	396	842	268

Total interest expense	16,494	9,556	15,256	8,106

Net interest income (B)	29,190	24,477	29,021	22,202
Provision for credit losses	120	120	120	220

Net interest income after provision for credit losses	29,070	24,357	28,901	21,982
Service charges on deposit accounts	6,325	5,408	6,325	5,388
Net gain on sale of assets	10	53	9	53
Brokered mortgage income	183	124	179	238
Gain on sale of securities	0	0	(79)	0
Other non-interest income	1,149	948	1,081	554

Total non-interest income	7,667	6,533	7,515	6,233

Salaries and benefits (C)	9,195	8,531	8,968	7,402
CDI amortization	1,067	723	1,066	561
Net occupancy and equipment	1,681	1,371	1,791	1,467
Depreciation	1,175	970	1,125	725
Data processing and software amortization	811	596	778	563
Other non-interest expenses	3,320	3,643	3,513	3,269

Total non-interest expenses	17,249	15,834	17,241	13,987
Net earnings before taxes	19,488	15,056	19,175	14,228
Federal income taxes	6,624	4,502	6,548	4,892

Net income available to common shareholders	$12,864	$10,554	$12,627	$9,336

(B)	Net interest income on a tax equivalent basis would be $29,524, $24,830, $29,356 and $22,581 for the three months ended March 31, 2006, March 31, 2005, December 31, 2005 and December 31, 2004, respectively.
(C)	Salaries and benefits includes equity compensation expenses of $172, $130, $139 and $96 for the three months ended March 31, 2006, March 31, 2005, December 31, 2005 and December 31, 2004, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	As of and For the Three Months Ended
	Mar 31, 2006	Mar 31, 2005	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	844	926	859	653
Book value per share	$17.06	$15.51	$16.70	$12.32
Tangible book value per share	$6.85	$5.68	$6.48	$4.96

Period end shares outstanding	27,869	27,476	27,821	22,381
Weighted average shares outstanding (basic)	27,850	24,080	27,646	22,380
Weighted average shares outstanding (diluted)	28,146	24,357	27,988	22,660

Non-accrual loans	$339	$997	$355	$297
Accruing loans 90 days or more days past due	889	1,730	788	1,083
Restructured loans	0	0	0	0

Total non-performing loans	1,228	2,727	1,143	1,380
Repossessed assets	2	0	26	0
Other real estate	37	720	239	341

Total non-performing assets	$1,267	$3,447	$1,408	$1,721

Allowance for credit losses at end of period	$17,312	$16,934	$17,203	$13,105

Net charge-offs/ (recoveries)	$11	$(106)	$312	$(25)

Basic earnings per share	$0.46	$0.44	$0.46	$0.42

Diluted earnings per share	$0.46	$0.43	$0.45	$0.41

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2006	Mar 31, 2005	Dec 31, 2005	Dec 31, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.43%	1.42%	1.43%	1.38%
Return on average common equity (annualized)	10.92%	12.87%	11.14%	13.68%
Return on average tangible common equity (annualized)	27.50%	33.38%	27.67%	34.26%
Net interest margin (tax equivalent) (annualized)	3.81%	3.81%	3.77%	3.68%

Efficiency ratio (D)	46.80%	51.06%	47.09%	49.19%

Asset Quality Ratios

Non-performing assets to average earning assets	0.04%	0.13%	0.05%	0.07%
Non-performing assets to total loans and other real estate	0.08%	0.23%	0.09%	0.17%
Net charge-offs/ (recoveries) to average loans	0.00%	(0.01)%	0.02%	0.00%
Allowance for credit losses to total loans	1.11%	1.13%	1.12%	1.27%

Common Stock Market Price

High	$30.54	$29.32	$32.12	$29.53

Low	$28.50	$25.50	$27.97	$26.09

Period end market price	$30.21	$26.49	$28.74	$29.21

(D)	Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income (excluding securities gains). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2006		Mar 31, 2005		Dec 31, 2005		Dec 31, 2004
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)

Loan Portfolio
Commercial	$233,812	15.0%	$242,619	16.2%	$222,773	14.4%	$144,432	13.9%
Construction	239,135	15.3%	195,678	13.0%	206,653	13.4%	109,591	10.6%
1-4 family residential	311,586	20.0%	305,710	20.4%	313,184	20.3%	260,453	25.2%
Home equity	58,797	3.8%	49,745	3.3%	58,729	3.8%	34,453	3.3%
Commercial real estate	600,630	38.5%	583,624	38.9%	619,254	40.2%	389,584	37.6%
Agriculture	56,796	3.6%	49,073	3.3%	56,349	3.7%	44,146	4.3%
Consumer	60,711	3.8%	73,689	4.9%	65,183	4.2%	52,854	5.1%

Total Loans	$1,561,467		$1,500,138		$1,542,125		$1,035,513

Deposit Types

Non-interest bearing DDA	$692,713	23.8%	$592,238	20.5%	$674,407	23.1%	$518,358	22.4%
Interest bearing DDA	443,193	15.2%	522,835	18.1%	470,452	16.1%	513,857	22.2%
Money Market	585,867	20.1%	530,380	18.3%	573,529	19.6%	397,990	17.2%
Savings	163,545	5.6%	156,621	5.4%	159,577	5.5%	114,273	4.9%
Time < $100	540,326	18.5%	569,104	19.6%	552,807	18.9%	361,309	15.5%
Time > $100	489,698	16.8%	522,503	18.1%	489,546	16.8%	411,289	17.8%

Total Deposits	$2,915,342		$2,893,681		$2,920,318		$2,317,076

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	June 30, 2005	Mar 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$1,561,467	$1,542,125	$1,514,227	$1,520,175	$1,500,138
Investment securities (E)	1,555,028	1,572,602	1,488,340	1,478,350	1,486,463
Federal funds sold and other earning assets	6,246	6,143	57,534	15,776	55,992

Total earning assets	3,122,741	3,120,870	3,060,101	3,014,301	3,042,593
Allowance for credit losses	(17,312)	(17,203)	(16,970)	(16,939)	(16,934)
Cash and due from banks	77,056	91,518	76,971	72,284	71,696
Goodwill	263,406	261,964	247,965	247,133	245,256
Core deposit intangibles	21,100	22,461	22,039	23,785	24,883
Other real estate	37	239	41	25	720
Fixed assets, net	48,316	49,244	47,913	48,707	49,996
Other assets	56,269	56,889	55,912	57,520	61,537

Total assets	$3,571,613	$3,585,982	$3,493,972	$3,446,816	$3,479,747

Demand deposits	$692,713	$674,407	$639,790	$607,689	$592,238
Interest bearing deposits	2,222,629	2,245,911	2,239,526	2,240,081	2,301,443

Total deposits	2,915,342	2,920,318	2,879,316	2,847,770	2,893,681
Federal funds purchased and other interest bearing liabilities	90,258	102,389	80,228	77,960	69,269
Junior subordinated debentures	69,589	75,775	75,775	75,775	75,775
Other liabilities	20,967	22,783	11,918	9,008	14,874

Total liabilities	3,096,156	3,121,265	3,047,237	3,010,513	3,053,599
Shareholders’ equity (F)	475,457	464,717	446,735	436,303	426,148

Total liabilities and equity	$3,571,613	$3,585,982	$3,493,972	$3,446,816	$3,479,747

(E)	Includes ($6,370), ($6,063) ($6,652), ($6,095), and ($6,148) in unrealized (losses) on available for sale securities for the quarterly periods ending March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively.
(F)	Includes ($4,140), ($3,942), ($4,265), ($3,962) and ($3,996) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	Jun 30, 2005	Mar 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.43%	1.43%	1.43%	1.41%	1.42%
Return on average common equity (annualized)	10.92%	11.14%	11.28%	11.31%	12.87%
Return on average tangible equity (annualized)	27.50%	27.67%	29.06%	30.38%	33.38%
Net interest margin (tax equivalent) (annualized)	3.81%	3.77%	3.81%	3.82%	3.81%

Employees- FTE	844	859	857	902	926

Efficiency ratio	46.80%	47.09%	48.82%	48.99%	51.06%
Non-performing assets to average earning assets	0.04%	0.05%	0.03%	0.09%	0.13%
Non-performing assets to loans and other real estate	0.08%	0.09%	0.06%	0.18%	0.23%
Net charge-offs / (recoveries) to average loans	0.00%	0.02%	0.01%	0.01%	(0.01)%
Allowance for credit losses to total loans	1.11%	1.12%	1.12%	1.11%	1.13%

Tier 1 risk-based capital	15.65%	15.34%	15.49%	14.79%	14.51%

Total risk-based capital	16.69%	16.37%	16.54%	15.84%	15.57%

Tier 1 leverage capital	7.86%	7.83%	7.81%	7.49%	8.63%

Tangible equity to tangible assets	5.81%	5.46%	5.48%	5.21%	4.86%

Equity to assets	13.31%	12.96%	12.79%	12.66%	12.25%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$1,551,397	$28,482	7.45%
Investment securities	1,572,259	16,996	4.32%
Federal funds sold and other temporary investments	18,020	206	4.64%

Total interest earning assets	3,141,676	$45,684	5.90%

Allowance for credit losses	(17,247)
Non-interest earning assets	468,230

Total assets	$3,592,659

Interest Bearing Liabilities:
Interest bearing demand deposits	$478,259	$1,374	1.17%
Savings and money market deposits	737,806	3,863	2.12%
Certificates and other time deposits	1,042,215	8,856	3.45%
Junior subordinated debentures	72,682	1,397	7.80%
Securities sold under repurchase agreement	42,741	361	3.43%
Federal funds purchased and other borrowings	53,639	643	4.86%

Total interest bearing liabilities	2,427,342	$16,494	2.76%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	670,547
Other liabilities	23,690

Total liabilities	3,121,579
Shareholders’ equity	471,080

Total liabilities and shareholders’ equity	$3,592,659

Net interest income & margin		$29,190	3.77%

Net interest income & margin (tax equivalent)		$29,524	3.81%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2005
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate(G)
YIELD ANALYSIS

Interest Earning Assets:
Loans	$1,199,290	$19,670	6.65%
Investment securities	1,365,239	13,921	4.08%
Federal funds sold and other temporary investments	75,236	442	2.38%

Total interest earning assets	2,639,765	$34,033	5.23%

Allowance for credit losses	(14,419)
Non-interest earning assets	351,428

Total assets	$2,976,774

Interest Bearing Liabilities:
Interest bearing demand deposits	$510,973	$1,303	1.03%
Savings and money market deposits	596,696	1,725	1.17%
Certificates and other time deposits	883,789	5,243	2.41%
Junior subordinated debentures	56,874	889	6.34%
Securities sold under repurchase agreement	24,595	97	1.60%
Federal funds purchased and other borrowings	23,590	299	5.14%

Total interest bearing liabilities	2,096,517	$9,556	1.85%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	531,069
Other liabilities	21,252

Total liabilities	2,648,838
Shareholders’ equity	327,936

Total liabilities and shareholders’ equity	$2,976,774

Net interest income & margin		$24,477	3.76%

Net interest income & margin (tax equivalent)		$24,830	3.81%

(G)	Average yield and average rate are calculated on an actual/365 day basis. Previous reports reflected average yield and average rate calculated on a 30/360 day basis.

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2005
	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
YIELD ANALYSIS

Interest Earning Assets:
Loans	$1,507,087	$27,580	7.26%
Investment securities	1,535,898	16,236	4.23%
Federal funds sold and other temporary investments	45,483	461	4.02%

Total interest earning assets	3,088,468	$44,277	5.69%

Allowance for credit losses	(17,003)
Non-interest earning assets	458,003

Total assets	$3,529,468

Interest Bearing Liabilities:
Interest bearing demand deposits	$452,782	$1,135	0.99%
Savings and money market deposits	748,194	3,575	1.90%
Certificates and other time deposits	1,035,625	8,308	3.18%
Junior subordinated debentures	75,775	1,396	7.31%
Securities sold under repurchase agreement	37,358	303	3.22%
Federal funds purchased and other borrowings	45,714	539	4.68%

Total interest bearing liabilities	2,395,448	$15,256	2.53%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	666,051
Other liabilities	14,444

Total liabilities	3,075,943
Shareholders’ equity	453,525

Total liabilities and shareholders’ equity	$3,529,468

Net interest income & margin		$29,021	3.73%

Net interest income & margin (tax equivalent)		$29,356	3.77%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2004
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate(H)
YIELD ANALYSIS

Interest Earning Assets:
Loans	$1,013,088	$16,557	6.50%
Investment securities	1,325,703	13,260	4.00%
Federal funds sold and other temporary investments	99,164	491	1.97%

Total interest earning assets	2,437,955	$30,308	4.95%

Allowance for credit losses	(12,961)
Non-interest earning assets	280,290

Total assets	$2,705,284

Interest Bearing Liabilities:
Interest bearing demand deposits	$504,637	$1,338	1.05%
Savings and money market deposits	522,135	1,187	0.90%
Certificates and other time deposits	768,485	4,278	2.21%
Junior subordinated debentures	57,741	1,035	7.13%
Securities sold under repurchase agreement	23,397	73	1.24%
Federal funds purchased and other borrowings	13,236	195	5.86%

Total interest bearing liabilities	$1,889,631	$8,106	1.71%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	529,633
Other liabilities	13,119

Total liabilities	2,432,383
Shareholders’ equity	272,901

Total liabilities and shareholders’ equity	$2,705,284

Net interest income & margin		$22,202	3.62%

Net interest income & margin (tax equivalent)		$22,581	3.68%

(H)	Average yield and average rate are calculated on an actual/366 day basis. Previous reports reflected average yield and average rate calculated on a 30/360 day basis.

SNB Bancshares, Inc.

Financial Highlights

(Dollars in thousands)

	Mar 31, 2006		Dec 31, 2005
	(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)

Loan Portfolio

Commercial	$70,808	11.8%	$79,880	12.2%
Construction	144,529	24.1%	145,052	22.2%
1-4 family residential	58,418	9.8%	59,852	9.2%
Home equity	0	0.0%	0	0.0%
Commercial real estate	308,905	51.6%	351,704	53.9%
Agriculture	4,279	0.7%	4,143	0.6%
Consumer	11,801	2.0%	12,186	1.9%

Total Loans	$598,740		$652,817

Deposit Types

Non-interest bearing DDA	$129,817	17.5%	$152,725	17.1%
Interest bearing DDA	254,528	34.2%	314,583	35.3%
Money Market	124,794	16.8%	142,264	15.9%
Savings	7,776	1.0%	7,664	0.9%
Time < $100	68,188	9.2%	77,760	8.7%
Time > $100	158,818	21.3%	196,954	22.1%

Total Deposits	$743,921		$891,950

YIELD ANALYSIS

Average yield on loans	7.24%		7.02%
Average yield on interest earning assets	6.47%		5.98%

Average cost of deposits (including non-interest bearing deposits)	2.82%		2.61%
Average cost of interest bearing liabilities	3.63%		3.68%
Net interest margin (tax equivalent)	3.64%		2.96%

SNB Bancshares, Inc. financial information as of March 31, 2006 and December 31, 2005 is unaudited and is not necessarily indicative of the future financial position or future operating results of the combined company.